UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 29, 2003

(Date of earliest event reported)

LOGIC Devices Incorporated

(Exact name of registrant as specified in its charter)

California

94-2893789
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

395 West Java Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(Zip code)

(408) 542-5400

(Registrant's telephone number, including area code)

Item 5.  Other Events

On August 29, 2003, LOGIC Devices announced the appointment of Gary C. Schaefer as Chief Financial Officer. Mr. Schaefer joins LOGIC Devices from Guardian Enterprises, Inc., which provides financial and managerial consulting services. His most recent role was providing consulting for California Micro Devices as Corporate Controller. He was previously employed by ZMD America, PerkinElmer, National Semiconductor, and Siliconix.

Mr. Schaefer takes over for Ms. Kimiko Milheim, who is beginning maternity leave as of the end of August.

Bill Volz, president of LOGIC Devices, stated, "We are very pleased to have Gary onboard as part of the LOGIC team. I also want to thank Kimiko Milheim for her accomplishments at LOGIC. The dramatic improvement in the strength of our balance sheet over the past four years is a clear measure of her efforts."

Item 7.  Financial Statements and Exhibits

(a)	Financial statements of business acquired: Not applicable.
(b)	Pro forma financial information: Not applicable.
(c)	Exhibits: Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOGIC Devices Incorporated (Registrant)
Date: , 2003	By: /s/